                                                                    EXHIBIT 99.3




                            NUCLEUS CORPORATION AND
                     NUCLEUS ENERGY CONSULTING CORPORATION

                         Combined Financial Statements

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
    Nucleus Corporation and Nucleus Energy Consulting Corporation:


We have audited the accompanying combined balance sheets of Nucleus Corporation and Nucleus Energy Consulting Corporation as of December 31, 1999 and 1998, and the related combined statements of operations, stockholders' equity, and cash flows for the years then ended. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Nucleus Corporation and Nucleus Energy Consulting Corporation as of December 31, 1999 and 1998, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

August 11, 2000
New York, New York
                                                        /s/ KPMG LLP

                            NUCLEUS CORPORATION AND
                     NUCLEUS ENERGY CONSULTING CORPORATION

                            Combined Balance Sheets

                                                               July 31,            DECEMBER 31,
                                                       --------------------    --------------------
                                                                 2000              1999      1998
                                                       --------------------    ---------  ---------
                                                            (unaudited)
                    ASSETS

Current assets:
     Cash                                                    $1,897,555     $    19,080    $  21,223
     Accounts receivable                                        274,685         498,148      249,855
     Other current assets                                        35,777              --           --
                                                             ----------     -----------  -----------
          Total current assets                                2,208,017         517,228      271,078
Property and equipment, net                                     343,248         213,031      138,088
Other assets                                                      1,000          44,663       22,451
                                                             ----------     -----------  -----------
          Total assets                                       $2,552,265     $   774,922    $ 431,617
                                                             ==========     ===========  ===========
     LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
     Accounts payable and accrued liabilities                $1,646,925     $    85,893    $  70,332
     Deferred revenues                                        1,760,191       1,920,111      587,910
                                                             ----------     -----------  -----------
          Total current liabilities                           3,407,116       2,006,004      658,242
                                                             ----------     -----------  -----------
Stockholders' deficit:
     Common stock                                                 3,000           3,000        2,000
     Accumulated deficit                                       (857,851)     (1,234,082)    (228,625)
                                                             ----------     -----------  -----------
          Total stockholders' deficit                          (854,851)     (1,231,082)    (226,625)
                                                             ----------     -----------  -----------
          Total liabilities and stockholders' deficit        $2,552,265     $   774,992) $   431,617
                                                             ==========      =========== ===========

See accompanying notes to combined financial statements.

                            NUCLEUS CORPORATION AND
                     NUCLEUS ENERGY CONSULTING CORPORATION

                       Combined Statements of Operations

                                                          SEVEN MONTHS ENDED JULY 31,         YEARS ENDED DECEMBER 31,
                                                        -------------------------------     ----------------------------
                                                           2000                  1999          1999             1998
                                                        -----------          ----------     -----------       ----------
                                                                   (unaudited)
Revenues:
  Licensing fees and software enhancements.............     $4,519,601       $1,291,225     $ 2,495,617      $1,273,938
  Software services....................................      2,304,723          668,876       1,334,137         427,389
                                                            ----------       ----------     -----------      ----------
              Total revenues...........................      6,824,324        1,960,101       3,829,754       1,701,327

Cost of revenues
  Licensing fees and software enhancements.............        914,486          195,260         647,770         344,502
  Software services....................................      1,371,277          389,437         817,862         291,580
                                                            ----------       ----------     -----------      ----------
              Total cost of revenues...................      2,285,763          584,697       1,465,632         636,082
                                                            ----------       ----------     -----------      ----------
              Gross profit.............................      4,538,561        1,375,404       2,364,122       1,065,245
                                                            ----------       ----------     -----------      ----------
Operating expenses:
  Sales and marketing..................................        236,187          129,881         291,566          24,891
  Research and development.............................      2,215,425          484,460       1,246,408         722,910
  General and administrative...........................      1,735,771          672,077       1,848,855         588,921
                                                            ----------       ----------     -----------      ----------
              Total operating expenses.................      4,187,383        1,286,418       3,386,828       1,336,721
                                                            ----------       ----------     -----------      ----------

              Income (loss) from operations............        351,178           88,986      (1,022,706)       (271,476)

Other income...........................................         25,053            4,940          17,249              --
                                                            ----------       ----------     -----------      ----------
              Net income (loss)........................     $  376,231       $   93,926     $(1,005,457)     $ (271,476)
                                                            ==========       ==========     ===========      ==========

            See accompanying notes to combined financial statements

                            NUCLEUS CORPORATION AND
                     NUCLEUS ENERGY CONSULTING CORPORATION

                  Combined Statements of Stockholders' Equity


                                                         RETAINED
                                  COMMON STOCK           EARNINGS
                               ------------------     (ACCUMULATED
                               SHARES      AMOUNT        DEFICIT)          TOTAL
                              --------    -------       ------------    ------------
Balance, January 1, 1998        2,000      $2,000       $   42,851      $    44,851
Net loss                           --          --         (271,476)        (271,476)
                              --------    -------       ------------    ------------
Balance, December 31, 1998      2,000       2,000         (228,625)        (226,625)
Issuance of common stock        1,000       1,000               --            1,000
Net loss                           --          --        (1,005,457)     (1,005,457)
                              --------    -------       ------------    ------------
Balance, December 31, 1999      3,000       3,000        (1,234,082)     (1,231,082)
Net income (unaudited)             --          --           376,231         376,231
                              --------    -------       ------------    ------------
Balance at July 31, 2000
(unaudited)                     3,000      $3,000         $(857,851)      $(854,851)
                              ========    =======       ============    ============


See accompanying notes to combined financial statements.

                            NUCLEUS CORPORATION AND
                     NUCLEUS ENERGY CONSULTING CORPORATION

                       Combined Statements of Cash Flows

                                                         SEVEN MONTHS ENDED
                                                              JULY, 31        YEARS ENDED DECEMBER 31,
                                                     -----------------------  ------------------------
                                                        2000          1999         1999         1998
                                                     ----------    ---------  -----------  -----------
                                                             (unaudited)
Cash flows from operating activities:
  Net income (loss)                                  $  376,231    $  93,926  $(1,005,457) $  (271,476)
  Adjustments to reconcile net income (loss) to net
   cash provided by operating activities:
     Depreciation                                        57,145       35,341       97,962       60,581
     Changes in:
       Accounts receivable                              223,463     (291,274)    (248,293)     (99,483)
       Other assets                                       7,886      (19,549)     (22,212)       5,881
       Accounts payable and accrued liabilities       1,561,032      (10,700)      15,561           16
       Deferred revenues                               (159,920)   1,162,945    1,332,201      344,577
                                                     ----------   ----------  -----------  -----------
          Net cash provided by operating activities   2,065,837      970,689      169,762       40,096
                                                     ----------   ----------  -----------  -----------
Cash flows from investing activities:
  Purchase of property and equipment                   (187,362)    (108,039)    (172,905)    (198,669)
  Purchase of investment in securities                       --     (105,554)          --           --
                                                     ----------   ----------  -----------  -----------
          Net cash used in investing activities        (187,362)    (213,593)    (172,905)    (198,669)
                                                     ----------   ----------  -----------  -----------
Cash flows from financing activities:
  Proceeds from issuance of common stock                     --           --        1,000           --
                                                     ----------   ----------  -----------  -----------
          Net cash provided by financing activities          --           --        1,000           --
                                                     ----------   ----------  -----------  -----------
          Net decrease in cash                        1,878,475      757,096       (2,143)    (158,573)

Cash at beginning of year                                19,080       21,223       21,223      179,796
                                                     ----------   ----------  -----------  -----------
Cash at end of year                                  $1,897,555   $  717,319  $    19,080  $    21,223
                                                     ==========   ==========  ===========  ===========


See accompanying notes to combined financial statements.



                                       5

                            NUCLEUS CORPORATION AND
                     NUCLEUS ENERGY CONSULTING CORPORATION

                     Notes to Combined Financial Statements

1.   BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BUSINESS

     Nucleus Corporation ("Nucleus") and Nucleus Energy Consulting Corporation (together, the "Companies") were incorporated in January 1997 and September 1999, respectively, under the laws of the State of Texas. The Companies generate revenue from licensing their software products and performing services related to the implementation, training and support of these software products.

     PRINCIPLES OF COMBINATION

     The Companies have common ownership and thus the accompanying financial statements have been presented on a combined basis. All intercompany balances and transactions have been eliminated in combination.

     CASH AND CASH EQUIVALENTS

     The Companies consider all short-term debt securities purchased with maturities of three months or less at the time of purchase to be cash equivalents. At December 31, 1999 and 1998, the Companies did not hold any cash equivalents.

     PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost. Depreciation on property and equipment is computed generally on accelerated methods over the estimated useful lives, which is between three to seven years, of the respective assets.

     IMPAIRMENT OF LONG-LIVED ASSETS

     The Companies review their property and equipment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. The Companies evaluate the recoverability of long-lived assets by measuring the carrying amount of the assets against the estimated undiscounted future cash flows associated with them. At the time such evaluations indicate that the future undiscounted cash flows of long-lived assets are not sufficient to recover the carrying value of such assets, the respective assets are adjusted to their fair values. To date, the Companies have not recognized any impairment of long-lived assets.

     REVENUE RECOGNITION

     The Companies follow the provisions of Statement of Position ("SOP") No. 97-2, "Software Revenue Recognition," as amended by SOP 98-9, "Modification of SOP 97-2, Software Revenue Recognition with Respect to Certain Transactions." Under SOP 97-2, if the license agreement does not provide for significant customization or enhancements to the software, the Companies recognize software license revenues when a license agreement is executed, the product has been delivered, all significant Companies' obligations are fulfilled, the fee is fixed or determinable, and collectibility is probable. For

                                                                     (Continued)


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
                            NUCLEUS CORPORATION AND
                     NUCLEUS ENERGY CONSULTING CORPORATION

                     Notes to Combined Financial Statements

those license agreements where customer acceptance is not probable, the Companies recognize software license revenues when the software has been accepted. Maintenance and support revenues associated with new product licenses and renewals are deferred and recognized ratably over the contract period. Software services revenues are recognized as such services are performed.

ADVERTISING COSTS

Advertising costs are charged to operations when incurred.

RESEARCH AND DEVELOPMENT

Capitalization of software development costs begins upon establishment of technological feasibility of the product. After technological feasibility is established, material software development costs are capitalized until there has been a general release of the product. The capitalized cost is then amortized on a straight-line basis over the estimated product life, or on the ratio of current revenues to total projected product revenues, whichever is greater. To date, the period between achieving technological feasibility, which the Companies have defined as establishment of a working model that typically occurs when beta testing commences, and the general release of such software, has been short, and software development costs qualifying for capitalization have been insignificant. Accordingly, the Companies have not capitalized any software development costs to date.

INCOME TAXES

The Companies are S corporations for Federal and state income tax purposes. An S corporation does not pay Federal income taxes, except in certain circumstances. Normally, in lieu of Federal and state corporate income taxes, the shareholders of an S corporation are taxed on their proportionate share of the Companies' taxable income.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Companies' financial instruments consist primarily of cash, accounts receivable, and accounts payable. The current carrying amount of these instruments approximates fair value due to the relatively short period of time to maturity for these instruments.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and disclosure of contingent assets and liabilities at the date of the combined balance sheet and revenue and expenses during the period. Actual results could differ from those estimates.


UNAUDITED INTERIM FINANCIAL DATA

The accompanying unaudited interim financial statements have been prepared in accordance with generally accepted accounting principles for interim information. In the opinion of management, the accompanying unaudited financial statements have been prepared on the same basis as the audited financial statements, consisting of normal recurring adjustments, necessary, for the fair presentation of the Company's financial position as of July 31, 2000 and the results of its operations and its cash flows for the seven months ended July 31, 2000 and 1999.

                                                                     (Continued)

                            NUCLEUS CORPORATION AND
                     NUCLEUS ENERGY CONSULTING CORPORATION

                     Notes to Combined Financial Statements

     NEW ACCOUNTING PRONOUNCEMENTS

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," which is effective for the Companies beginning in 2001. SFAS 133 establishes methods of accounting for derivative financial instruments and hedging activities related to those instruments, as well as for other hedging activities, as amended by SFAS No. 138. The Companies believe the adoption of this pronouncement will have no material impact on their financial position and results of operations.

     In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin ("SAB") No. 101. "Revenue Recognition," which provides guidance on the recognition, presentation, and disclosure of revenue in financial statements filed with the Securities and Exchange Commission. SAB 101 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosures related to revenue recognition policies. Management believes that its revenue recognition policies and practices are in conformity with SAB 101.

2.   PROPERTY AND EQUIPMENT

     Depreciation expense for property and equipment for the years ended December 31, 1999 and 1998 was $97,962 and $60,581, respectively.

     The following is a summary of major classifications of property and equipment:

                                            DECEMBER 31,
                                       ------------------------
                                         1999           1998
                                       ---------      ---------
     Computers......................  $ 317,663       $ 169,212
     Furniture and fixtures.........     34,174          27,480
     Machinery and equipment........     19,737           1,977
                                      ----------      ---------
                                        371,574         198,669
     Less accumulated depreciation..   (158,543)        (60,581)
                                      ----------      ---------
                                      $ 213,031       $ 138,088
                                      ==========      =========


3.   COMMON STOCK

     Common stock has no preemptive, redemption, or other subscription rights. Pursuant to an agreement entitled Agreement Governing Transfer of Shares, the Companies and, under certain circumstances, their shareholders, have rights of first refusal with respect to proposed sales of shares of common stock to third parties.

                                                                     (Continued)

                            NUCLEUS CORPORATION AND
                     NUCLEUS ENERGY CONSULTING CORPORATION

                     Notes to Combined Financial Statements


     The companies have an aggregate of 1,000,000 shares authorized at $1.00 stated value per share. Nucleus Corporation has 2,000 shares issued and outstanding at December 31, 1999 and 1998. Nucleus Energy Consulting Corporation has 1,000 and -0- shares issued and outstanding at December 31, 1999 and 1998, respectively.

4.   COMMITMENTS AND CONTINGENCIES

     Nucleus is subject to legal proceedings and claims that arise in the ordinary course of its business. In the opinion of management, the amount of ultimate liability, if any, with respect to these actions will not materially affect the financial position, results of operations, or liquidity of Nucleus.

     Nucleus is a defendant, counter-plaintiff in interpleader and cross-plaintiff in interpleader in litigation with Avista Energy, Inc. ("Avista"). The claims against Nucleus are for breach of contract for not paying certain commissions to Avista, which were paid to a third party. Nucleus filed a counter-claim and a cross-claim in interpleader. It is the opinion of the management, based on advice from legal counsel, that the resolution of this litigation will not have a significant impact on its financial condition or results of operations.

     The Companies lease office space under operating leases. The office leases normally contain contingent rental provisions based on a percentage of landlord operating expenses and have renewal options. Future minimum lease payments under these operating leases are as follows:

     YEARS ENDING DECEMBER 31,
     -------------------------
            2000                   $  371,624
            2001                      421,228
            2002                      259,391
            Thereafter                     --
                                   ----------
                                   $1,052,243
                                   ==========

     Total rent expense on these leases for the years ended December 31, 1999 and 1998 was $173,847 and $63,663, respectively.

5.   CONCENTRATION OF CREDIT RISK

     The Companies provide services to customers in numerous states. The Companies evaluate the creditworthiness of their customers and the age and diversity of their accounts receivable on a periodic basis but typically do not require collateral to secure the payment of the accounts receivable. The Companies have not experienced any significant credit losses.

     The Company maintains cash in bank deposit accounts that, at times, exceed the federally insured limits. The Companies have experienced no losses associated with these accounts.


                                       9                         (Continued)

                            NUCLEUS CORPORATION AND
                      NUCLEUS ENERGY CONSULTING CORPORATION

                     Notes to Combined Financial Statements



6.   SUBSEQUENT EVENT (UNAUDITED)

     On August 30, 2000, the Companies consummated the sale of substantially all their assets to Caminus Corporation for cash, Caminus common stock, and the assumption of certain of the Companies' liabilities.

                                       10